DRAFT

Table of Contents

Executive Summary

DRAFT

Due Diligence Process

DRAFT

Terms of the Proposal

DRAFT

Corporate Overview

DRAFT

Segment Overview –  Personal Care

DRAFT

Segment Overview –  Personal Care

DRAFT

Segment Overview –  Pharmaceutical, Food & Beverage

DRAFT

Segment Overview –  Pharmaceutical, Food & Beverage

DRAFT

Segment Overview –  Performance, Fine & Industrial

DRAFT

Segment Overview –  Performance, Fine & Industrial

DRAFT

Segment Overview –  Mineral Products

DRAFT

Segment Overview –  Mineral Products

DRAFT

Review of Financial Projections

DRAFT

Review of Financial Projections

DRAFT

Review of Financial Projections

DRAFT

Review of Financial Projections

DRAFT

Summary Valuation Range

DRAFT

Summary of Financial Assets and Liabilities

DRAFT

DRAFT

Purchase Price Ratio Analysis

DRAFT

Historical Stock Price Performance

DRAFT

Historical Stock Price Performance

DRAFT

DRAFT

Historical Stock Price Performance

DRAFT

Comparable Trading Analysis

DRAFT

Comparable Transaction Analysis

DRAFT

Premiums Paid

DRAFT

Discounted Cash Flow Analysis

DRAFT

Discounted Cash Flow Analysis

DRAFT

Weighted Average Cost of Capital

DRAFT

ISP Ownership Profile

DRAFT

Review of Financial Projections

DRAFT

Premiums Paid Analysis

DRAFT

Premiums Paid Analysis

Confidential *Presentation to:*

International Specialty Products Inc.

Presentation to the Special Committee of the Board of Directors

September 18, 2002

LEHMAN BROTHERS

Overview of the Proposal

- The Special Committee of the Board of Directors of International Specialty Products Inc. ("ISP" or the "Company") has asked Lehman Brothers to be prepared to render an opinion with respect to the fairness or inadequacy, as the case may be, from a financial point of view, to the shareholders of the Company, other than Samuel Heyman and his affiliates (the "Public Shareholders"), of the price to be offered to the Public Shareholders in the proposed transaction

- Lehman Brothers has reviewed and analyzed:

  - The specific terms of the proposed transaction;

  - Such publicly available information concerning ISP that Lehman Brothers believed to be relevant to its analysis, including Annual Report on Form 10-K for the fiscal year ended December 31, 2001, Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, and Form 13-D filed on July 9, 2002;

  - Financial and operating information with respect to the business, operations and prospects of ISP furnished to us by the Company;

  - Trading history of Company Common Stock from June 25, 1991 to the present and a comparison of this trading history with those of other companies that Lehman Brothers deemed relevant;

  - A comparison of the historical financial results and present financial condition of ISP with those of other companies that Lehman Brothers deemed relevant; and

  - A comparison of the financial terms of the proposed transaction with the financial terms of certain other transactions that Lehman Brothers deemed relevant

- In undertaking its opinion, Lehman Brothers has assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and has further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading

Due Diligence Overview

- Due diligence review session on September 3, 2002 with ISP management including:
  - Sunil Kumar – President & CEO
  - Neal E. Murphy – Senior Vice President & CFO
  - Susan B. Yoss – Executive Vice President – Finance & Treasurer
  - Richard A. Weinberg – Executive Vice President & General Counsel
  - Stephen R. Olsen – Senior Vice President – Marketing & Corporate Development
  - Kenneth M. McHugh – Vice President & Controller
  - Celeste Wills – Associate & General Counsel – Environmental
- Extensive additional diligence documents including, among others:
  - Management Letters and other audit documents from Arthur Andersen LLP
  - Diligence call with KPMG engagement partner Mike Shannon
  - Detailed documentation regarding ISP's internal audit processes
  - Summary budget and operating results for 2002
  - Historical and projected summary financial results by segment and geography
  - Detailed documentation regarding management and employees including compensation structure and benefits
  - Audit letter from Richard Weinberg to Arthur Anderson LLP regarding contingent liabilities and litigation matters
  - Rating agency and investor presentations
  - Marketing plan by specific product line
  - Details of tax audits outstanding and tax reserves
- Responses to specific follow-up inquiries

Description: At the close of market on July 8, 2002, Samuel J. Heyman issued a press release proposing that the Board consider a transaction whereby he would acquire the shares of ISP not beneficially owned by him or by his affiliates

Consideration: $10.00 per share in cash

Conditions: Transaction would require the approval of a majority of the minority shareholders

Transaction Value: The amount offered implies an Enterprise Value of $1,157 million for the whole company

Proposal Price Premia:

	Current Share Price September 16, 2002		Prior to July 8, 2002 Announcement	
Premium to:	**ISP Price**	**% Premium**	**ISP Price**	**% Premium**
Proposal Price	**$10.00**		**$10.00**	
1 Day [(1)]	9.53	4.9%	7.95	25.8%
7 Days Avg.	9.64	3.7%	7.82	27.9%
30 Days Avg.	9.83	1.7%	6.92	44.4%
60 Days Avg.	9.86	1.4%	7.70	29.8%
90 Days Avg.	9.30	7.5%	8.32	20.2%
180 Days Avg.	9.08	10.2%	8.61	16.2%
1 Year Avg.	8.84	13.1%	8.85	13.0%
1 Year Median	8.75	14.3%	8.80	13.6%
1 Year High	10.45	(4.3%)	11.11	(10.0%)
1 Year Low	5.60	78.6%	5.60	78.6%

1. *The "1 Day" trading price prior to announcement was the closing price as of July 8, 2002.*

Overview of International Specialty Products Inc.

Business Overview

Business Description

- ISP manufactures and sells specialty chemicals and mineral products to the personal care, pharmaceutical, construction, food, plastics, coatings and beverage industries on a worldwide basis
- ISP uses proprietary technology to convert acetylene to high-performance polymers used as fixatives in hair care, excipients in pharmaceutical tablets and clarifying agents in beer production
- ISP also produces intermediates used in engineering plastics and solvents used in petroleum manufacturing
- ISP produces polyvinyl pyrrolidone polymers (PVP) and related products in 14 plants with 10 plants in U.S., 2 in Europe and 2 in Asia
- In 2001, ISP had 2,600 employees worldwide

Major Plant Locations

Location	Major Products
United States	
Texas City, TX	PVP, NMP
Calvert City, KY	PVP, Vinyl Ethers
Blue Ridge Summit, PA	Mineral Products
Pembine, WI	Mineral Products
Annapolis, MO	Mineral Products
San Diego, CA	Alginates
Columbus, OH	Fine Chemicals
Freetown, MA	Fine Chemicals
Chatham, NJ	Personal Care Chemicals
Europe	
Marl, Germany	Butanediol, THF
Girvan, Scotland	Alginates
Asia	
Nagpul, India	Specialty Chemicals

Sales by Reported Segment


Mineral Products 10%
Performance, Fine and Industrial 35%
Personal Care 25%
Pharmaceutical, Food and Beverage 30%

2001 Sales: $787.2 million

Sales by Market (1)


Mineral Products 10%
Industrial 20%
Skin Care 10%
Performance 11%
Hair Care 15%
Fine 6%
Food 4%
Beverage 4%
Pharma 20%

2001 Sales: $787.2 million

1. *Percentages do not much exactly due to some product overlap across markets.*

Business Overview

2001 Sales by Product Line


Skin Care
41.6%
$81.7 mm
Hair Care
58.4%
$114.5 mm

2001 EBIT by Product Line (1)


Hair Care
50.5%
$19.6 mm
Skin Care
49.5%
$19.2 mm

Products

- Skin Care
  - Ultra Violet Absorbers
  - Emollients
  - Moisturizers
  - Waterproofing Agents
  - Preservatives
- Hair Care
  - Fixatives
  - Thickeners
  - Stabilizers

End Markets

- Skin Care
  - Skin Lotions and Creams
  - Color Cosmetics
  - Body Washes
  - Beach Products
- Hair Care
  - Hairspray
  - Mousses and Styling Gels
  - Shampoos and Conditioners
  - Hair Dye Preps

Key Competitors

- Skin Care
  - Roche
  - Givaudan
  - BASF
  - Lonza
  - Cognis, Clariant, Ciba
  - New Chinese Entrants
- Hair Care
  - BASF
  - National Starch
  - Eastman Chemical
  - Noveon
  - Stepan

1. *Adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.*

Financial Benchmarking

Segment Financials (1)

($ in millions)	Historical			Estimated	Projected				CAGR	
	1999	2000	2001	2002E	2003E	2004E	2005E	2006E	99-02E	02E-06E
Net Sales	**$187.2**	**$189.2**	**$196.2**	**$209.9**	**$218.5**	**$227.8**	**$237.3**	**$248.2**	3.9%	4.3%
% Growth	*NA*	*1.1%*	*3.7%*	*7.0%*	*4.1%*	*4.3%*	*4.2%*	*4.6%*		
Cost of Sales	95.0	100.7	105.9	109.7	114.2	119.0	123.8	129.8		
Gross Profit	**92.2**	**88.5**	**90.3**	**100.2**	**104.3**	**108.8**	**113.5**	**118.4**	2.8%	4.3%
% Margin	*49.3%*	*46.8%*	*46.0%*	*47.7%*	*47.7%*	*47.8%*	*47.8%*	*47.7%*		
SG&A Expense	48.6	50.5	51.5	55.4	57.3	59.2	61.2	64.2		
% of Sales	*26.0%*	*26.7%*	*26.2%*	*26.4%*	*26.2%*	*26.0%*	*25.8%*	*25.9%*		
EBIT	**43.6**	**38.0**	**38.8**	**44.8**	**47.0**	**49.6**	**52.3**	**54.2**	0.9%	4.9%
% Margin	*23.3%*	*20.1%*	*19.8%*	*21.3%*	*21.5%*	*21.8%*	*22.0%*	*21.8%*		
D&A	11.6	12.4	13.2	14.9	15.2	15.1	15.2	15.2		
% Margin	*6.2%*	*6.5%*	*6.7%*	*7.1%*	*6.9%*	*6.6%*	*6.4%*	*6.1%*		
EBITDA	**55.2**	**50.4**	**52.0**	**59.7**	**62.2**	**64.7**	**67.5**	**69.4**	2.7%	3.8%
% Margin	*29.5%*	*26.6%*	*26.5%*	*28.5%*	*28.4%*	*28.4%*	*28.4%*	*28.0%*		

Benchmarking Analysis (2)

		Growth		Profitability Margins				
	2001 Sales (US$)	Historical Sales ('99-'01)	Projected Sales ('02-'04)	2001 Gross	2001 EBIT (3)	2001 EBITDA	Average EBITDA ('99-'01)	Average EBITDA ('02-'04)
Croda	$449.0	0.8%	3.2%	23.6%	13.4%	18.3%	19.7%	19.4%
International Flavors & Fragrances	1,843.8	(2.3%)	2.4%	42.3%	17.7%	22.2%	19.8%	22.4%
Givaudan	1,444.9	3.7%	5.2%	48.1%	19.5%	22.7%	23.3%	23.7%
Mean	**$1,245.9**	**0.7%**	**3.6%**	**38.0%**	**16.9%**	**21.1%**	**20.9%**	**21.9%**
ISP Personal Care	**$196.2**	**2.4%**	**4.2%**	**46.0%**	**19.8%**	**26.5%**	**27.5%**	**28.4%**

1. *Historical and projected financials are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.*
2. *Source: Publicly available financials and Wall St. Research reports.*
3. *Adjusted for goodwill amortization as per FAS 142.*

Business Overview

2001 Sales by Product Line


Beverage
14.9%
$33.9 mm
Food Ingredients
13.1%
$29.8 mm
Pharmaceutical
72.0%
$163.4 mm

2001 EBIT by Product Line [1]


Beverage
20.0%
$11.1 mm
Food Ingredients
0.4%
$0.2 mm
Pharmaceutical
79.6%
$44.2 mm

Products

- Pharmaceutical
  - Excipients
  - Bioadhesives
  - Antiseptics
  - Oral Care
- Food Ingredients
  - Alginates and derivatives based on natural seaweed extracts
- Beverage
  - PVP Polymers used as stabilizers and clarifiers in beverages

End Markets

- Pharmaceutical
  - Tablets
  - Toothpaste
  - Denture Adhesives
  - Disinfectant Creams
- Food Ingredients
  - Dairy Products
  - Pie Fillings and Desserts
  - Salad Dressings
  - Control Release Technology for Pharmaceuticals
  - Beverages and Beer
- Beverage
  - Beer
  - Wine

Key Competitors

- Pharmaceutical
  - BASF
  - Dow Chemical
  - Hercules
  - Noveon
- Food Ingredients
  - FMC
  - Kimitsu
  - Kibun
  - New Chinese Entrants
- Beverage
  - BASF
  - Millennium
  - W.R. Grace

1. Adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.

Financial Benchmarking

Segment Financials [1]

($ in millions)	Historical			Estimated	Projected				CAGR	
	1999	2000	2001	2002E	2003E	2004E	2005E	2006E	99-02E	02E-06E
Net Sales	**$175.5**	**$223.5**	**$227.1**	**$239.7**	**$254.8**	**$270.4**	**$286.7**	**$305.0**	11.0%	6.2%
% Growth	*NA*	*27.4%*	*1.6%*	*5.5%*	*6.3%*	*6.1%*	*6.0%*	*6.4%*		
Cost of Sales	92.7	124.6	126.9	133.6	141.9	150.8	159.5	169.6		
Gross Profit	**82.8**	**98.9**	**100.2**	**106.1**	**112.9**	**119.6**	**127.2**	**135.4**	8.6%	6.3%
% Margin	*47.2%*	*44.3%*	*44.1%*	*44.3%*	*44.3%*	*44.2%*	*44.4%*	*44.4%*		
SG&A Expense	37.2	46.8	44.7	48.3	50.6	52.8	55.6	60.0		
% of Sales	*21.2%*	*20.9%*	*19.7%*	*20.2%*	*19.9%*	*19.5%*	*19.4%*	*19.7%*		
EBIT	**45.6**	**52.1**	**55.5**	**57.8**	**62.3**	**66.8**	**71.6**	**75.4**	8.2%	6.9%
% Margin	*26.0%*	*23.3%*	*24.4%*	*24.1%*	*24.5%*	*24.7%*	*25.0%*	*24.7%*		
D&A	10.8	14.6	15.3	17.0	17.7	18.0	18.3	18.7		
% Margin	*6.2%*	*6.5%*	*6.7%*	*7.1%*	*6.9%*	*6.6%*	*6.4%*	*6.1%*		
EBITDA	**56.4**	**66.7**	**70.8**	**74.8**	**80.0**	**84.8**	**89.9**	**94.1**	9.9%	5.9%
% Margin	*32.2%*	*29.9%*	*31.2%*	*31.2%*	*31.4%*	*31.3%*	*31.4%*	*30.8%*		

Benchmarking Analysis [2]

		Growth		Profitability Margins				
	2001 Sales (US$)	Historical Sales ('99-'01)	Projected Sales ('02-'04)	2001 Gross	2001 EBIT [3]	2001 EBITDA	Average EBITDA ('99-'01)	Average EBITDA ('02-'04)
Cambrex	$498.9	1.8%	6.1%	36.9%	16.0%	24.2%	25.6%	25.3%
FMC Specialty Chemicals	472.0	(8.6%)	4.8%	NA	18.8%	26.3%	23.8%	NA
Sensient Technologies	492.0	(0.4%)	NA	32.8%	15.9%	20.5%	21.0%	NA
Mean	**$487.6**	**(2.4%)**	**5.4%**	**34.8%**	**16.9%**	**23.7%**	**23.5%**	**25.3%**
ISP Pharma, Food, and Beverage	**$227.1**	**3.3%** [4]	**6.2%**	**44.1%**	**24.4%**	**31.2%**	**31.1%**	**31.3%**

1. *Historical and projected financials are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.*
2. *Source: Publicly available financials and Wall St. Research reports.*
3. *Adjusted for goodwill amortization as per FAS 142.*
4. *Organic growth only.*

Business Overview

2001 Sales by Product Line


Performance Chemicals
29.5%
$83.5 mm
Industrial Chemicals
54.3%
$153.7 mm
Fine Chemicals
16.2%
$45.9 mm

2001 EBIT by Product Line [1]


Fine Chemicals
40.6%
$8.8 mm
Industrial Chemicals
64.5%
$14.0 mm
Performance Chemicals
-5.1%
-$1.1 mm

Products

- Performance Chemicals
  - Polymers for industrial markets and agriculture
- Fine Chemicals
  - Bulk Pharmaceuticals
  - Pharmaceutical Intermediates
  - Imaging Dyes & Polymers
- Industrial Chemicals
  - Butanediol (BDO)
  - Tetrahydrafuran (THF)
  - N-Methyl Pyrrolidone (NMP)
  - Propargyl Alcohol

End Markets

- Performance Chemicals
  - Detergents
  - Household Cleaners
  - Inkjet Paper
  - Coatings
  - Adhesives
  - Agriculture
- Fine Chemicals
  - Custom Manufacturing for Pharmaceuticals
  - Photography Film
- Industrial Chemicals
  - High Performance Plastics
  - Lubricating Oils
  - Chemical Processing
  - Electronics Cleaning Coatings
  - Agriculture

Key Competitors

- Performance Chemicals
  - BASF
  - Ciba
  - National Starch
  - Penford
- Fine Chemicals
  - BASF
  - Cambrex
  - Dow Chemical
  - Eastman Chemical
  - Lonza
  - New Chinese Entrants
- Industrial Chemicals
  - BASF
  - BP Amoco
  - Lyondell
  - Mitsubishi
  - SISAS
  - New Taiwanese Producers

1. *Adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.*

Financial Benchmarking

Segment Financials [1]

($ in millions)	1999	2000	2001	2002E	2003E	2004E	2005E	2006E	CAGR 99-02E	CAGR 02E-06E
	Historical			Estimated	Projected					
Net Sales	**$337.4**	**$299.4**	**$283.2**	**$288.8**	**$275.6**	**$284.5**	**$292.6**	**$301.5**	(5.1%)	1.1%
% Growth	*NA*	*(11.3%)*	*(5.4%)*	*2.0%*	*(4.6%)*	*3.2%*	*2.8%*	*3.0%*		
Cost of Sales	237.0	240.2	210.3	231.3	217.7	222.0	226.1	231.4		
Gross Profit	**100.4**	**59.2**	**72.9**	**57.4**	**57.8**	**62.4**	**66.4**	**70.0**	(17.0%)	5.1%
% Margin	*29.8%*	*19.8%*	*25.7%*	*19.9%*	*21.0%*	*21.9%*	*22.7%*	*23.2%*		
SG&A Expense	53.1	50.5	51.2	55.8	56.7	57.8	57.9	58.1		
% of Sales	*15.7%*	*16.9%*	*18.1%*	*19.3%*	*20.6%*	*20.3%*	*19.8%*	*19.3%*		
EBIT	**47.3**	**8.7**	**21.7**	**1.6**	**1.1**	**4.6**	**8.5**	**11.9**	(67.7%)	65.2%
% Margin	*14.0%*	*2.9%*	*7.7%*	*0.6%*	*0.4%*	*1.6%*	*2.9%*	*3.9%*		
D&A	20.8	19.6	19.1	20.5	19.1	18.9	18.7	18.4		
% Margin	*6.2%*	*6.5%*	*6.7%*	*7.1%*	*6.9%*	*6.6%*	*6.4%*	*6.1%*		
EBITDA	**68.1**	**28.3**	**40.8**	**22.1**	**20.2**	**23.5**	**27.2**	**30.3**	(31.3%)	8.2%
% Margin	*20.2%*	*9.4%*	*14.4%*	*7.7%*	*7.3%*	*8.3%*	*9.3%*	*10.1%*		

Benchmarking Analysis [2]

	2001 Sales (US$)	Growth: Historical Sales ('99-'01)	Growth: Projected Sales ('02-'04)	Profitability Margins: 2001 Gross	2001 EBIT [3]	2001 EBITDA	Average EBITDA ('99-'01)	Average EBITDA ('02-'04)
Lyondell Intermediate Chemicals (PO)	$3,226.0	(6.5%)	6.5%	14.1%	8.5%	13.8%	15.4%	13.9%
National Starch (ICI)	2,696.9	1.7%	3.4%	NA	11.8%	16.0%	16.8%	16.1%
Penford	232.6	(1.9%)	NA	17.9%	5.1%	12.8%	13.1%	NA
Mean	**$2,051.8**	**(2.3%)**	**4.9%**	**16.0%**	**8.5%**	**14.2%**	**15.1%**	**15.0%**
ISP Perf, Fine, and Industrial	**$283.2**	**(8.7%)**	**(0.7%)**	**25.7%**	**7.7%**	**14.4%**	**14.7%**	**7.8%**

1. *Historical and projected financials are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.*
2. *Source: Publicly available financials and Wall St. Research reports.*
3. *Adjusted for goodwill amortization as per FAS 142.*

Business Overview

Products	End Markets	Competitors
◆ Ceramic Coated ◆ Roofing Granules	◆ Primarily North American roofing market	◆ 3M ◆ Minerals Research

Financial Benchmarking

Segment Financials [1]

($ in millions)	Historical			Estimated	Projected				CAGR	
	1999	2000	2001	2002E	2003E	2004E	2005E	2006E	99-02E	02E-06E
Net Sales	**$87.2**	**$71.9**	**$80.7**	**$83.2**	**$93.5**	**$98.0**	**$100.0**	**$102.4**	(1.6%)	5.3%
% Growth	*NA*	*(17.5%)*	*12.2%*	*3.1%*	*12.4%*	*4.8%*	*2.0%*	*2.4%*		
Cost of Sales	57.5	49.7	56.0	57.1	63.0	66.1	67.4	69.0		
Gross Profit	**29.7**	**22.2**	**24.7**	**26.1**	**30.5**	**31.9**	**32.6**	**33.4**	(4.2%)	6.4%
% Margin	*34.1%*	*30.9%*	*30.6%*	*31.4%*	*32.6%*	*32.6%*	*32.6%*	*32.6%*		
SG&A Expense	12.1	9.0	12.0	9.7	11.2	11.9	12.1	12.8		
% of Sales	*13.9%*	*12.5%*	*14.9%*	*11.7%*	*12.0%*	*12.1%*	*12.1%*	*12.5%*		
EBIT	**17.6**	**13.2**	**12.7**	**16.4**	**19.3**	**20.0**	**20.5**	**20.6**	(2.3%)	5.9%
% Margin	*20.2%*	*18.4%*	*15.7%*	*19.7%*	*20.6%*	*20.4%*	*20.5%*	*20.1%*		
D&A	5.4	4.7	5.4	5.9	6.5	6.5	6.4	6.3		
% Margin	*6.2%*	*6.5%*	*6.7%*	*7.1%*	*6.9%*	*6.6%*	*6.4%*	*6.1%*		
EBITDA	**23.0**	**17.9**	**18.1**	**22.3**	**25.8**	**26.5**	**26.9**	**26.9**	(1.0%)	4.7%
% Margin	*26.4%*	*24.9%*	*22.5%*	*26.8%*	*27.6%*	*27.0%*	*26.9%*	*26.2%*		

Benchmarking Analysis [2]

		Growth		Profitability Margins				
	2001 Sales (US$)	Historical Sales ('99-'01)	Projected Sales ('02-'04)	2001 Gross	2001 EBIT [3]	2001 EBITDA	Average EBITDA ('99-'01)	Average EBITDA ('02-'04)
Martin Marietta Materials	$1,718.1	9.5%	NA	17.7%	12.7%	20.5%	22.2%	NA
Vulcan Materials	3,020.0	7.6%	8.2%	21.5%	13.4%	21.8%	22.1%	30.8%
Zemex Corp. Canada	57.3	(15.9%)	NA	23.9%	3.2%	13.3%	15.1%	NA
Mean	**$1,598.5**	**0.4%**	**8.2%**	**21.0%**	**9.8%**	**18.5%**	**19.8%**	**30.8%**
ISP Mineral Products	**$80.7**	**(3.8%)**	**8.5%**	**30.6%**	**15.7%**	**22.5%**	**24.6%**	**27.2%**

1. *Historical and projected financials are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.*
2. *Source: Publicly available financials and Wall St. Research reports.*
3. *Adjusted for goodwill amortization as per FAS 142.*

Historical and Projected Sales by Segment


1999-2002E CAGR = 1.4%
2002E-2006E CAGR = 3.9%
$ in millions
$1,000
$800
$600
$400
$200
$0
$787.3
$784.0
$787.2
$821.4
$842.3
$880.6
$916.5
$957.0
$87.2
$71.9
$80.7
$83.2
$93.5
$98.0
$100.0
$102.4
$337.4
$299.4
$283.2
$288.7
$275.5
$284.4
$292.5
$301.4
$175.5
$223.5
$227.1
$239.6
$254.8
$270.4
$286.7
$305.0
$187.2
$189.2
$196.2
$209.9
$218.5
$227.8
$237.3
$248.2
1999
2000
2001
2002E
2003E
2004E
2005E
2006E
Personal Care
Pharma, Food & Beverage
Performance, Fine & Industrial
Minerals & Other

Note: Historical and projected financials are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.

Historical and Projected EBIT by Segment


$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$ in millions
1999-2002E CAGR = (7.8%)
2002E-2006E CAGR = 7.7%
$154.1
$17.6
$47.3
$45.6
$43.6
$112.0
$13.2
$8.7
$52.1
$38.0
$128.7
$12.7
$21.7
$55.5
$38.8
$120.7
$16.4
$1.6
$57.9
$44.8
$129.7
$19.3
$1.1
$62.3
$47.0
$141.0
$20.0
$4.6
$66.8
$49.6
$152.9
$20.5
$8.5
$71.6
$52.3
$162.1
$20.6
$11.9
$75.4
$54.2
1999
2000
2001
2002E
2003E
2004E
2005E
2006E
Personal Care
Pharma, Food & Beverage
Performance, Fine & Industrial
Minerals & Other

Note: Historical and projected financials are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.

Capital Expenditures vs. Depreciation


$80
$70
$60
$50
$40
$30
$20
$10
$0
$ in millions
$48.6
$69.5
$51.3
$61.7
$53.1
$53.0
$57.6
$51.0
1999
2000
2001
2002E
2003E
2004E
2005E
2006E
Depreciation
Capex

Investment in Net Working Capital


$60
$40
$20
$0
($20)
($40)
$ in millions
$40.1
$6.5
$46.4
($30.5)
$2.6
$6.4
$5.8
$7.0
1999
2000
2001
2002E
2003E
2004E
2005E
2006E
Working Capital Investment

Note: Historical and projected financials are from ISP management.

Summary Historical and Projected Financials

($ in millions)	Historical (1) 1999	2000	2001	LTM (1) 6/30/02	Estimated 2002E	Projected 2003E	2004E	2005E	2006E	CAGR '99-'02	'02-'06
Net Sales	787.3	784.0	787.2	814.6	821.4	842.3	880.6	916.5	957.0	*1.4%*	*3.9%*
% Growth	*NA*	*-0.4%*	*0.4%*	*NA*	*4.3%*	*2.5%*	*4.5%*	*4.1%*	*4.4%*		
Gross Profit	304.9	268.8	288.0	286.9	289.8	305.5	322.7	339.7	357.2	*(1.7%)*	*5.4%*
% Margin	*38.7%*	*34.3%*	*36.6%*	*35.2%*	*35.3%*	*36.3%*	*36.6%*	*37.1%*	*37.3%*		
EBITDA (2)	202.7	163.0	182.5	178.1	179.1	188.1	199.5	211.4	220.7	*(4.0%)*	*5.4%*
% Margin	*25.7%*	*20.8%*	*23.2%*	*21.9%*	*21.8%*	*22.3%*	*22.7%*	*23.1%*	*23.1%*		
EBIT (2)	154.1	111.7	128.7	122.0	120.7	129.7	141.0	152.9	162.1	*(7.8%)*	*7.7%*
% Margin	*19.6%*	*14.3%*	*16.4%*	*15.0%*	*14.7%*	*15.4%*	*16.0%*	*16.7%*	*16.9%*		
Net Income (3)	$57.3	$118.4	$39.4	$36.0	$54.5	$41.1	$48.6	$56.4	$62.9	*(1.7%)*	*3.7%*
% Growth	*NA*	*106.6%*	*-66.7%*	*NA*	*38.2%*	*-24.6%*	*18.2%*	*16.2%*	*11.5%*		
Fully-Diluted EPS (3)	$0.83	$1.74	$0.60	$0.55	$0.83	$0.62	$0.74	$0.86	$0.96	*(0.3%)*	*3.7%*

Source: Historical and projected financials from ISP management.
1. *Historical financials have been adjusted to exclude goodwill amortization per FAS 142 guidelines.*
2. *Excludes income from investments and one-time charges.*
3. *Net income and EPS from continuing operations and excluding one-time and extraordinary charges. Fully diluted shares calculated using treasury method based on current stock price.*

Summary Valuation Analysis

Summary Valuation Range


Comparable Trading
$12.00
$14.00
Comparable Transactions
$14.00
$15.00
Premiums Paid - Going Private
$10.00
$12.00
Premiums Paid - Full Acquisitions
$9.00
$13.00
Discounted Cash Flow Analysis
$12.00
$20.00
$5
$6
$7
$8
$9
$10
$11
$12
$13
$14
$15
$16
$17
$18
$19
$20
$21
$22
52-Wk Low $5.60
1-Day Prior $7.95
Proposed Price $10.00
52-Wk High $11.11

Capitalization as of June 30, 2002

($ in millions)

Security	Amt. 6/30/02	Maturity	Interest Rate	Credit Rating
Cash & Equivalents				
Cash on balance sheet	$122.8	NA	NA	NA
Market value of investments	0.0	NA	NA	NA
Senior Credit Facilities				
LT Revolving Credit Facility	38.4	2008	L + 275	BB+ / Ba2
Term Loan	222.8	2008	L + 225	BB+ / Ba2
Notes & Other				
Senior Secured Notes	200.0	2009	10 5/8%	B2 / B+
Senior Subordinated Notes	402.7	2011	10 1/4%	B2 / BB-
A/R Facility	23.2	NA	NA	NA
Capital leases	0.2	NA	NA	NA
Other debt	1.6	NA	NA	NA

Total Debt (incl A/R facility)	**$888.8**
Book Equity	509.1
Total Capitalization	**$1,397.9**

Investment Portfolio as of June 30, 2002

($ in millions)

	Total Cost	Market Value	Unrealized Gain / (Loss)
Trading Securities:	$103.0	$98.0	($5.0)
Available for Sale Securities:	203.3	180.2	(23.1)
Total Value of Portfolio:	$306.3	$278.2	($28.1)

Market Value of Portfolio	$278.2
Incr. Tax Benefit at 34%	9.6
Net Cash Proceeds from Sale	$287.8

Shares / Options Outstanding as of June 30, 2002

Shares Outstanding (mm)	64.9
Options Outstanding (mm)	3.6
Weighted Average Exercise Price	$10.42

Source: ISP management.

Confidential Portion of Presentation Has Been Omitted and Filed Separately with the Commission Pursuant to Rule 24b-2 issued under the Securities Exchange Act of 1933

Purchase Price Ratio Analysis

($ and shares in millions except per share data)

		1-Day Prior	Proposed Price	Range of Purchase Prices						
Price Per Share		**$7.95**	**$10.00**	**$11.00**	**$12.00**	**$13.00**	**$14.00**	**$15.00**	**$16.00**	**$17.00**
% Premium to Proposed Price		*(20.5%)*	*0.0%*	*10.0%*	*20.0%*	*30.0%*	*40.0%*	*50.0%*	*60.0%*	*70.0%*
% Premium to Pre-Announcement Price		*0.0%*	*25.8%*	*38.4%*	*50.9%*	*63.5%*	*76.1%*	*88.7%*	*101.3%*	*113.8%*
% Prem. to 52-Wk High Prior to Proposal ($11.11)		*(28.4%)*	*(10.0%)*	*(1.0%)*	*8.0%*	*17.0%*	*26.0%*	*35.0%*	*44.0%*	*53.0%*
% Prem. to 52-Wk Low Prior to Proposal ($5.60)		*42.0%*	*78.6%*	*96.4%*	*114.3%*	*132.1%*	*150.0%*	*167.9%*	*185.7%*	*203.6%*
Common Shares Outstanding (as of 6/30/02)		64.9	64.9	64.9	64.9	64.9	64.9	64.9	64.9	64.9
Value of Common Shares		$516.3	$649.4	$714.4	$779.3	$844.3	$909.2	$974.1	$1,039.1	$1,104.0
Net Value of Options [1]		1.7	3.8	5.9	8.2	11.1	14.0	17.0	20.2	23.7
Plus: Net Non-Operating Liabilities [2]		503.5	503.5	503.5	503.5	503.5	503.5	503.5	503.5	503.5
Enterprise Value		**$1,021.6**	**$1,156.8**	**$1,223.8**	**$1,291.1**	**$1,358.9**	**$1,426.7**	**$1,494.7**	**$1,562.8**	**$1,631.3**
Enterprise Value to:	**Data [3]**	**Multiple**								
LTM Revenues	$814.6	1.25x	1.42x	1.50x	1.58x	1.67x	1.75x	1.83x	1.92x	2.00x
2002E Revenues	$821.4	1.24x	1.41x	1.49x	1.57x	1.65x	1.74x	1.82x	1.90x	1.99x
2003E Revenues	$842.3	1.21x	1.37x	1.45x	1.53x	1.61x	1.69x	1.77x	1.86x	1.94x
LTM EBITDA	$178.1	5.7x	6.5x	6.9x	7.2x	7.6x	8.0x	8.4x	8.8x	9.2x
2002E EBITDA	$179.1	5.7x	6.5x	6.8x	7.2x	7.6x	8.0x	8.3x	8.7x	9.1x
2003E EBITDA	$188.1	5.4x	6.1x	6.5x	6.9x	7.2x	7.6x	7.9x	8.3x	8.7x
LTM EBIT	$122.0	8.4x	9.5x	10.0x	10.6x	11.1x	11.7x	12.2x	12.8x	13.4x
2002E EBIT	$120.7	8.5x	9.6x	10.1x	10.7x	11.3x	11.8x	12.4x	13.0x	13.5x
2003E EBIT	$129.7	7.9x	8.9x	9.4x	10.0x	10.5x	11.0x	11.5x	12.0x	12.6x
Share Price to:										
LTM EPS	$0.55	14.3x	18.0x	19.8x	21.7x	23.5x	25.3x	27.1x	28.9x	30.7x
2002E EPS	$0.83	9.6x	12.1x	13.3x	14.5x	15.7x	16.9x	18.1x	19.3x	20.6x
2003E EPS	$0.62	12.7x	16.0x	17.6x	19.2x	20.8x	22.4x	24.1x	25.7x	27.3x

1. *Implied market value of "in-the-money" options calculated using the treasury method.*
2. *As of 6/30/02; comprised of total debt and other non-operating liabilities less cash on balance sheet and after-tax market value of short-term investments.*
3. *Historical and projected figures are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.*

Absolute Stock Price Performance

Stock Price Performance Since IPO


$24.00
$20.00
$16.00
$12.00
$8.00
$4.00
April 20, 1998
All-time high of $20.50
July 8, 2002
Samuel Heyman proposes to acquire the rest of ISP at $10.00 per share
Proposal Price $10.00
October 9, 2000
All-time low of $5.13
6/25/91
8/8/92
9/22/93
11/6/94
12/21/95
2/3/97
3/20/98
5/4/99
6/17/00
8/1/01
9/15/02
ISP
Proposed Price

Relative Stock Price Performance

Indexed Stock Price Performance Since IPO (6/25/91-7/8/02)


Indexed Price
500%
400%
300%
200%
100%
0%
6/25/91
9/14/92
12/6/93
2/27/95
5/20/96
8/11/97
11/2/98
1/24/00
4/16/01
7/8/02
S&P 500
163.6%
LBSCI
129.1%
ISP
(49.1%)
ISP
S&P 500
Lehman Brothers Spec. Chemicals Index

1-Year Indexed Stock Price Performance (7/9/01-7/8/02)


140%
120%
100%
80%
60%
40%
7/9/01
8/17/01
9/27/01
11/7/01
12/17/01
1/25/02
3/8/02
4/18/02
5/28/02
7/8/02
ISP
S&P 500
Lehman Brothers Specialty Chemicals Index
LBSCI 11.5%
S&P 500 (18.5%)
ISP (25.4%)

1-Year Stock Price Performance


$12.00
$11.00
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
9/10/01
11/2/01
12/25/01
2/16/02
4/10/02
6/2/02
7/25/02
9/16/02
July 8, 2002
Samuel Heyman proposes to acquire the rest of ISP at $10.00 per share
Avg. Price (1) $8.85
ISP
Avg. Price

1. *Average price for the one-year period prior to the July 8, 2002 proposal.*

Analysis of Shares Traded –Twelve Months Ending

% of Shares Traded (as of July 8, 2002)


50%
40%
30%
20%
10%
0%
(% of Shrs. Traded)
2.9%
11.1%
47.4%
32.1%
6.4%
$5.00 - $6.40
$6.41 - $7.80
$7.81 - $9.20
$9.21 - $10.60
$10.61 - $12.00

# of Shares Traded	158,700	604,300	2,573,700	1,742,700	346,800

% of Shares Traded (as of September 16, 2002)


50%
40%
30%
20%
10%
0%
(% of Shrs. Traded)
2.6%
5.9%
29.1%
20.6%
41.8%
$5.50 - $6.50
$6.51 - $7.50
$7.51 - $8.50
$8.51 - $9.50
$9.51 - $10.50

# of Shares Traded	158,700	363,700	1,782,500	1,258,300	2,557,700

Comparable Trading Analysis (1)

(Currency and shares in millions except per share data)

Companies	Price 16-Sep-02	Equity Value	Enterprise Value	Sales LTM	Sales 2002E	Sales 2003E	EBITDA LTM	EBITDA 2002E	EBITDA 2003E	EBIT LTM	EBIT 2002E	EBIT 2003E
Albemarle	$28.98	1,223.4	1,400.9	1.47x	1.46x	1.40x	7.1x	7.6x	6.9x	13.0x	13.0x	11.4x
Arch Chemicals	$19.55	437.9	603.2	0.68x *	NA *	NA *	8.6x	NA *	NA *	44.7x *	NA *	NA *
Cambrex	$36.91	984.2	1,245.3	2.41x	2.29x	2.15x	10.8x	9.4x	8.5x	15.8x	13.5x	11.8x
Croda	£2.45	333.0	396.6	1.27x	1.30x	1.26x	7.1x	7.1x	6.8x	9.7x	9.9x	9.4x
Intl Flavors & Fragrances	$31.40	2,975.2	4,082.5	2.26x	2.27x	2.21x	9.5x	9.8x	9.0x	11.7x	12.2x	11.1x
Penford	$13.95	111.8	216.5	0.94x	0.93x	0.82x	6.4x	6.1x	5.3x	14.0x	13.2x	10.1x
Sensient Technologies	$22.70	1,074.6	1,587.8	1.83x	1.75x	1.65x	8.9x	8.5x	7.9x	11.2x	10.8x	9.9x
			Maximum	2.41x	2.29x	2.21x	10.8x	9.8x	9.0x	15.8x	13.5x	11.8x
			Mean	1.70x	1.67x	1.58x	8.3x	8.1x	7.4x	12.6x	12.1x	10.6x
			Median	1.65x	1.60x	1.52x	8.6x	8.0x	7.4x	12.3x	12.6x	10.6x
			Minimum	0.94x	0.93x	0.82x	6.4x	6.1x	5.3x	9.7x	9.9x	9.4x
ISP Valuation at $10.00 Offer Price	$10.00	653.3	1,156.8	1.42x	1.41x	1.37x	6.5x	6.5x	6.1x	9.5x	9.6x	8.9x

ISP Valuation Metrics

	EBITDA LTM	EBITDA 2002E	EBITDA 2003E	EBIT LTM	EBIT 2002E	EBIT 2003E
Selected Multiples	8.0x	8.0x	7.5x	11.0x	11.0x	10.5x
Relevant ISP Statistic (2)	$178.1	$179.1	$188.1	$122.0	$120.7	$129.7
Implied Enterprise Value at Selected Multiples:	$1,424.9	$1,432.7	$1,411.0	$1,342.3	$1,327.3	$1,361.8
less: Net non-operating liabilities (3)	(503.5)	(503.5)	(503.5)	(503.5)	(503.5)	(503.5)
Implied Equity Value at Selected Multiples:	$921.4	$929.1	$907.5	$838.7	$823.7	$858.3
Fully diluted shares outstanding (4)	65.9	66.0	65.9	65.8	65.7	65.8
Implied Price per Share:	$13.97	$14.09	$13.77	$12.76	$12.53	$13.04

$12.00 - $14.00

Note: Summary Multiples exclude numbers that are Negative, Not Meaningful, and (*) figures.
1. *Trading multiples for comparable specialty companies based on actual prices as of the most recent closing date.*
2. *Historical and projected figures are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.*
3. *As of 6/30/02; comprised of total debt and other non-operating liabilities less cash on balance sheet and after-tax market value of short-term investments.*
4. *Includes dilution from options calculated using the treasury method.*

Comparable Transaction Analysis

(Currency and shares in millions except per share data)

Date Announced	Target / Acquiror	Offer Value	Transaction Value	Transaction Value to: LTM Sales	LTM EBITDA	LTM EBIT
17-Jul-02	Haarmann & Reimer (Bayer) / EQT Northern Europe Private Equity Fund	€ 1,660.0	€ 1,660.0	1.90x	9.8x	14.6x
12-Sep-01	Cognis BV (Henkel KGaA) / Investor Group	€ 2,500.0	€ 2,500.0	0.78x	7.1x	11.4x
29-Mar-01	Ascot PLC / Dow Chemical	£305.2	£439.5	1.99x	10.0x	15.9x
15-Dec-00	Laporte / Degussa	$2,010.4	$1,656.8	2.64x	10.1x	13.6x
29-Nov-00	BF Goodrich Performance Materials / AEA Investors	$1,200.0	$1,400.0	1.18x	6.4x	10.3x
02-Aug-00	Catalytica Pharmaceuticals, Inc. / DSM	$750.0	$800.0	1.89x	10.5x	13.6x
06-Jul-00	Hickson International / Arch Chemicals	$95.6	$128.6	0.59x	7.0x	17.4x
01-Jun-99	Witco / Crompton & Knowles	$1,082.1	$1,836.6	0.96x	8.3x	17.2x
12-May-99	Zeneca Specialties (AstraZeneca) / Cinven/Investcorp.	£1,300.0	£1,300.0	1.89x	9.4x	13.9x
25-Aug-97	BioWhittaker Inc. / Cambrex Corporation	$130.9	$129.3	2.54x	9.6x	13.3x
			Maximum	2.64x	10.5x	17.4x
			Mean	1.64x	8.8x	14.1x
			Median	1.89x	9.5x	13.8x
			Minimum	0.59x	6.4x	10.3x
Valuation at $10.00 Offer Price		$653.3	$1,156.8	1.42x	6.5x	9.5x

ISP Valuation Metrics

	LTM EBITDA	LTM EBIT
Selected Multiples	8.0x	12.0x
Relevant ISP Statistic [1]	$178.1	$122.0
Implied Enterprise Value at Selected Multiples:	$1,424.9	$1,464.3
less: Net non-operating liabilities [2]	*(503.5)*	*(503.5)*
Implied Equity Value at Selected Multiples:	$921.4	$960.8
Fully diluted shares outstanding [3]	*65.9*	*66.0*
Implied Price per Share:	$13.97	$14.55

$14.00 - $15.00

Note: Summary Multiples exclude numbers that are Negative, Not Meaningful, and (*) figures.

1. *Historical figures are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.*
2. *As of 6/30/02; comprised of total debt and other non-operating liabilities less cash on balance sheet and after-tax market value of short-term investments.*
3. *Includes dilution from options calculated using the treasury method.*

Summary of Premiums Paid Analysis

Going Private Transactions – Cash Only (1)

Premia Paid	1 Day	7 Days	30 Days	90 Days
	Premia Paid over Average Price for:			
Maximum:	140.0%	136.9%	113.3%	116.0%
Mean:	46.4%	47.7%	49.2%	42.2%
Median:	42.6%	43.4%	48.6%	36.2%
Minimum:	9.9%	13.2%	13.1%	13.5%
Implied Offer Price				
ISP Share Price Data:	$7.95	$7.82	$6.92	$8.32
At Mean Premium	$11.64	$11.55	$10.33	$11.83
At Median Premium	$11.34	$11.21	$10.29	$11.33

$10.00 - $12.00

Full Acquisitions – Cash Only (2)

Premia Paid	1 Day	7 Days	30 Days	90 Days
	Premia Paid over Average Price for:			
Maximum:	540.0%	519.4%	411.7%	267.4%
Mean:	44.1%	45.6%	48.1%	51.7%
Median:	28.8%	31.7%	33.5%	37.6%
Minimum:	(7.8%)	(7.4%)	(3.4%)	(9.1%)
Implied Offer Price				
ISP Share Price Data:	$7.95	$7.82	$6.92	$8.32
At Mean Premium	$11.45	$11.39	$10.26	$12.62
At Median Premium	$10.24	$10.30	$9.24	$11.45

$9.00 - $13.00

Sources: Deal data from Thomson Financial Securities Data with supplemental information from press releases; stock prices are from Factset.

1. *Completed going-private transactions > $100 million where the acquiror had greater than 50% ownership in target. Public buyers only, excludes Investor Groups, LBOs, and MBOs. Period from 1998-2002.*
2. *All completed transactions > $100 million and excluding finance, technology, and share repurchases. Public buyers only, excludes Investor Groups, LBOs, and MBOs. Period from 2000-2002.*

- Lehman Brothers performed a "Discounted Cash Flow" ("DCF") analysis of the operating projections provided by ISP management
- ISP management believes that these projections reflect the best assessment of the Company's business prospects. These projections were also presented to ISP's Board of Directors in April 2002
- These projections were extended by one year by Lehman Brothers based on an extrapolation of operating trends
- The DCF valuation consists of two components:
  - Present value of cash flows for the years 2003 to 2007
  - Present value of terminal value based on perpetuity growth rate of 3% to 5%, consistent with the Company's long-term projected growth rate
- Cash flows and terminal value were discounted back to December 31, 2002 at a discount rate of 9% to 11% for the businesses, based on an analysis of the weighted average cost of capital for comparable companies

Summary Operating Projections

($ in millions)	*Historical* [1]			*Projected* [1]					
	1999A	**2000A**	**2001A**	**2002E**	**2003E**	**2004E**	**2005E**	**2006E**	**2007E**
Sales	$787.3	$784.0	$787.2	$821.4	$842.3	$880.6	$916.5	$957.0	$995.1
% Growth	*NA*	*(0.4%)*	*0.4%*	*4.8%*	*7.0%*	*4.5%*	*4.1%*	*4.4%*	*4.0%*
EBITDA	202.7	163.0	182.5	179.1	188.1	199.5	211.4	220.7	227.2
% Margin	*25.7%*	*20.8%*	*23.2%*	*21.8%*	*22.3%*	*22.7%*	*23.1%*	*23.1%*	*22.8%*
Depreciation	48.6	51.3	53.1	57.6	57.6	57.6	57.6	57.6	57.6
Amortization of Intangibles	0.0	0.0	0.6	0.8	0.8	0.9	0.9	1.0	1.0
EBIT	154.1	111.7	128.7	120.7	129.7	141.0	152.9	162.1	168.6
Less: Cash Taxes @ 34.0%	52.4	38.0	43.8	41.0	44.1	47.9	52.0	55.1	57.3
Tax-effected EBIT	101.7	73.7	85.0	79.6	85.6	93.1	100.9	107.0	111.2
Plus: Depreciation	48.6	51.3	53.1	57.6	57.6	57.6	57.6	57.6	57.6
Plus: Amortization of Intangibles	0.0	0.0	0.6	0.8	0.8	0.9	0.9	1.0	1.0
Less: Capital Expenditures	(69.5)	(61.7)	(53.0)	(51.0)	(51.0)	(51.0)	(51.0)	(51.0)	(57.6)
Less: Changes in Working Capital	(40.1)	(6.5)	(46.4)	30.5	(2.6)	(6.4)	(5.8)	(7.0)	(7.3)
Free Cash Flow	$40.7	$56.9	$39.3	$117.6	$90.5	$94.1	$102.7	$107.5	$104.9
% FCF Growth Rate	*NM*	*39.6%*	*(30.9%)*	*199.4%*	*(23.1%)*	*4.0%*	*9.1%*	*4.7%*	*(2.4%)*

1. *Historical and projected figures are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.*

Discounted Cash Flow Analysis

($ in millions except per share data)

Discount Rate	PV of Cash Flows '(03-07) [1]	PV of Terminal Value @ Perpetuity FCF Growth Rate [2] 3.0%	4.0%	5.0%	=	Enterprise Value 3.0%	4.0%	5.0%	Terminal Value as % of Enterprise Value 3.0%	4.0%	5.0%
9.0%	$385.8	$1,170.9	$1,418.7	$1,790.4		$1,556.7	$1,804.5	$2,176.2	75.2%	78.6%	82.3%
9.5%	$380.7	$1,056.3	$1,260.5	$1,555.4		$1,437.1	$1,641.2	$1,936.2	73.5%	76.8%	80.3%
10.0%	$375.7	$958.8	$1,129.4	$1,368.4		$1,334.5	$1,505.2	$1,744.1	71.8%	75.0%	78.5%
10.5%	$370.8	$874.8	$1,019.2	$1,216.1		$1,245.6	$1,390.0	$1,586.9	70.2%	73.3%	76.6%
11.0%	$366.0	$801.8	$925.3	$1,089.9		$1,167.9	$1,291.3	$1,455.9	68.7%	71.7%	74.9%

Discount Rate	Net Liabilities [3] 06/30/02	Total Equity Value @ Perpetuity FCF Growth Rate 3.0%	4.0%	5.0%	=	Equity Value per Share @ Perpetuity FCF Growth Rate [4] 3.0%	4.0%	5.0%	Equivalent Multiple of Terminal Value EBITDA 3.0%	4.0%	5.0%
9.0%	$503.5	$1,053.1	$1,301.0	$1,672.7		$15.91	$19.53	$24.95	7.9x	9.6x	12.1x
9.5%	$503.5	$933.5	$1,137.7	$1,432.6		$14.15	$17.15	$21.45	7.3x	8.7x	10.8x
10.0%	$503.5	$831.0	$1,001.6	$1,240.6		$12.64	$15.15	$18.65	6.8x	8.0x	9.7x
10.5%	$503.5	$742.1	$886.5	$1,083.4		$11.33	$13.46	$16.35	6.3x	7.4x	8.8x
11.0%	$503.5	$664.3	$787.8	$952.4		$10.17	$12.00	$14.43	5.9x	6.9x	8.1x

$12.00 - $20.00

DCF Valuation Sensitivities to Operating Assumptions [5]

Avg. EBITDA Margin ('03-'07)	Sales CAGR ('03-'07) 2.0%	3.0%	4.0%	5.0%	6.0%
20.0%	$9.08	$10.24	$11.42	$12.64	$13.90
21.0%	$10.38	$11.58	$12.81	$14.09	$15.41
22.0%	$11.66	$12.91	$14.20	$15.53	$16.91
23.0%	$12.93	$14.23	$15.58	$16.97	$18.40
24.0%	$14.20	$15.56	$16.95	$18.40	$19.89
25.0%	$15.47	$16.87	$18.32	$19.83	$21.39

1. *Present value of interim projected cash flows calculated as of January 1, 2003.*
2. *Discounted 5 years; based on a free cash flow perpetuity growth rate of between 3% - 5%.*
3. *As of 6/30/02; comprised of total debt and other non-operating liabilities less cash on balance sheet and after-tax market value of short-term investments.*
4. *Total equity value divided by diluted shares outstanding calculated using treasury method.*
5. *DCF analysis assumes a 10% WACC and terminal perpetuity growth rate of 4.0%.*

Appendices

Weighted Average Cost of Capital

Cost of Equity	Historical	Predicted
Market Risk Premium [1]	7.50%	7.50%
Implied Unlevered Equity Beta [2]	0.66	0.59
Estimated Debt/Equity Ratio	26%	26%
Estimated Cost of Equity/ROE	9.8%	9.1%
Cost of Debt		
Rf (10-Year T-Bond Rate)	3.94%	3.94%
Assumed Spread, bps	600	600
Assumed Marginal Tax Rate	35.0%	35.0%
Estimated After-tax Cost of Debt	6.46%	6.46%
Target Capital Structure [3]		
Debt	20.3%	20.3%
Common Equity at Market	79.7%	79.7%
Total Capitalization at Market	100.0%	100.0%
Weighted Average Cost of Capital		
Pre-tax Cost of Debt	9.9%	9.9%
After-tax Cost of Debt	6.5%	6.5%
Cost of Equity	9.8%	9.1%
Weighted Average Cost of Capital	**9.1%**	**8.6%**

1. *Assumed risk premium of 7.50% from Ibbotson & Associates.*
2. *Mean of unlevered beta estimates for comparable companies from Barra's U.S. Equity Beta Book dated August 30, 2002.*
3. *Target capital structure based on the mean for comparable companies.*

Shareholder Profile

	Shares Held	% Shares Outstanding	Options Held	% Fully Diluted Shares
Samuel Heyman [(1)]	**52,088,840**	**80.2%**	**239,200**	**76.3%**
Institutional Shareholders [(1)]				
Dimensional FD Advisors, Inc.	2,716,700	4.2%		4.0%
Tweedy, Browne, Company, L.L.C.	759,988	1.2%		1.1%
California Public Emp Ret Sys	575,200	0.9%		0.8%
Barclays Global Investors, N.A.	520,731	0.8%		0.8%
Vanguard Group	302,478	0.5%		0.8%
Northern Trust Company	291,256	0.4%		0.4%
Charles Schwab Investment Mgmt	167,534	0.3%		0.2%
State Str Global Advisors (US)	167,534	0.3%		0.2%
Brandywine Asset Mgmt, Inc.	153,400	0.2%		0.2%
Alliance Capital Mgmt L.P.	126,400	0.2%		0.2%
Top 10 Institutional Shareholders	5,781,221	8.9%		8.4%
Other Institutions	883,903	1.4%		1.3%
Total Institutional Ownership	**6,665,124**	**10.3%**		**9.7%**
Total Insider Ownership [(2)]	**970,861**	**1.5%**	**3,362,321**	**6.3%**
Total Retail/Other Holdings	**5,217,557**	**8.0%**		**7.6%**
Total Shares Outstanding [(3)]	**64,942,382**	**100.0%**		**94.7%**
Total Options Outstanding [(4)]	**3,601,521**		**3,601,521**	**5.3%**
Total Diluted Shares Outstanding	**68,543,903**			**100.0%**

1. *Per Thomson Financial Securities Data as of September 16, 2002.*
2. *Per Proxy Statement April 11, 2002. Insider ownership excludes shares beneficially owned by Mr. Heyman.*
3. *Per ISP 10Q; as of August 8, 2002.*
4. *Per ISP management; as of June 30, 2002. WAEP of options outstanding is $10.42.*

Review of Major Assumptions

- Core specialty volume grows at CAGR of 5.1% during the plan period on the strength of new product development and strategic alliances partially offset by natural obsolescence of existing products. Strategic alliances are expected to add $5.0 million in new annual sales every year. Industrial volume remains constant. Reed Chemical acquisition and organic growth result in 5.3% annual CAGR in Minerals volume.
- Pricing remains flat in all segments throughout the projection period. Industrial pricing stabilizes in 2003 after dropping in 2002.
- Raw materials and energy pricing remain flat throughout the projection period or prices changes are passed on to customers.
- Manufacturing efficiencies offset inflationary increases in manufacturing transition costs.
- Loss of Polaroid business results in unabsorbed Freetown idle capacity costs of $11.5mm in 2003, primarily due to lease payments and depreciation expense. This idle capacity cost is reduced by $1.5mm per year as growth in core specialty volume enables absorption of idle capacity.
- Core specialty gross margins remain essentially constant throughout the projection period. Product mix remains relatively constant with no aggregate impact on gross margins. While strategic alliances will result in lower gross margins (25%), impact on aggregate margins is minimal. Industrial margins are stable throughout the planning period. Fine chemicals margins improve as capacity utilization improves at Columbus and Freetown plants. Minerals margins remain constant throughout the projection period.
- Consolidated margins improve by 210 bps due to absorption of Freetown and Columbus idle capacity.
- Foreign exchange rates remain constant at current levels throughout the projection period
- EBIT margins improve from 14.7% to 16.9% due to gross margin expansion.
- Capital expenditures are $57mm in 2002 and remains at $51mm throughout the projection period. Depreciation and amortization are projected at $59mm throughout the projection period. The projections assume no further acquisitions.

Going Private Deals – All Cash

- Range of premiums for cash going private transactions is as high as 40% to 50% due to tax and continuity of interest considerations

Selected Acquisitions of Minority Interests (Cash Deals>$100 million) (1)

Date Announced	Target Name	Acquiror Name	Transaction Size ($mil)	% Acquired	Premium Paid over Average Price for (2) 1 Day	7 Days	30 Days	90 Days	Final Bump (3)
06/17/2002	Fortress Group Inc	Lennar Corp	112.2	26.9%	16.8%	20.7%	22.5%	15.9%	0.0%
02/19/2002	Travelocity.com Inc (Sabre Hlg)	Sabre Holdings Corp	447.2	30.0%	45.8%	42.2%	25.9%	17.3%	21.7%
10/10/2001	TD Waterhouse Group Inc	Toronto-Dominion Bank	402.6	11.2%	53.2%	48.7%	49.8%	16.8%	5.6%
05/24/2001	Unigraphics Solutions Inc	Electronic Data Systems Corp	225.0	14.0%	52.5%	58.0%	72.6%	70.4%	20.4%
03/26/2001	CSFBdirect Inc	Credit Suisse First Boston	110.4	18.0%	140.0%	122.7%	95.7%	55.1%	50.0%
10/27/2000	Azurix Corp(Enron Corp)	Enron Corp	330.1	33.0%	135.2%	136.9%	113.3%	70.2%	19.7%
09/21/2000	Hertz Corp(Ford Motor Co)	Ford Motor Co	734.0	18.5%	46.4%	44.0%	28.5%	18.6%	18.3%
08/15/2000	AAPT Ltd	Telecom Corp of New Zealand	259.1	20.1%	22.9%	23.0%	24.3%	23.7%	0.0%
07/25/2000	Phoenix Investment Partners	Phoenix Home Life Mutual	430.1	41.0%	45.7%	43.2%	45.4%	66.8%	26.0%
03/31/2000	Hartford Life(ITT Hartford)	Hartford Fin Svcs Group Inc	1,324.6	18.5%	12.1%	20.2%	39.1%	32.3%	14.8%
03/24/2000	Homestead Village Inc	Security Capital Group Inc	156.8	27.7%	52.6%	54.0%	71.8%	75.9%	20.6%
03/21/2000	Travelers Property Casualty	Citigroup Inc	2,449.3	15.0%	24.5%	28.2%	32.2%	25.1%	1.1%
03/16/2000	Vastar Resources Inc	BP Amoco PLC	1,575.7	19.0%	31.5%	34.3%	50.5%	49.0%	16.9%
03/14/2000	Howmet International Inc	Alcoa Inc	349.3	15.4%	13.5%	13.2%	13.1%	14.7%	12.0%
03/07/2000	Dead Sea Works	Israel Chemicals Ltd	143.9	10.8%	9.9%	14.4%	13.4%	32.5%	0.0%
01/31/2000	Thermo BioAnalysis(Thermo)	Thermo Instrument Systems Inc	167.9	16.0%	51.4%	52.6%	59.7%	58.6%	0.0%
01/20/2000	Trigen Energy Corp	Elyo(Suez Lyonnaise des Eaux)	159.2	47.3%	19.4%	33.6%	35.7%	22.7%	0.0%
12/01/1999	Boise Cascade Office Products	Boise Cascade Corp	205.3	18.1%	43.5%	52.2%	53.7%	58.5%	24.5%
05/07/1999	J Ray McDermott SA	McDermott International Inc	514.5	37.0%	16.8%	14.2%	14.7%	28.1%	34.7%
04/01/1999	Aqua Alliance Inc	Vivendi SA	117.1	17.0%	28.9%	22.8%	70.1%	73.4%	45.0%
03/19/1999	Spelling Entertainment Group	Viacom Inc(Natl Amusements)	191.6	19.1%	44.4%	43.6%	42.9%	39.9%	8.3%
11/16/1998	Computer 2000 AG(Tech Data)	Tech Data Corp	135.6	20.0%	120.4%	120.7%	113.3%	116.0%	0.0%
10/27/1998	Citizens Corp(Hanover Ins Co)	Allmerica Financial Corp	212.4	18.2%	20.6%	17.4%	22.5%	23.6%	14.7%
10/25/1998	Tadiran Ltd(Koor Industries)	Koor Industries Ltd	233.6	33.6%	41.3%	46.3%	48.5%	26.3%	12.9%
10/23/1998	BA Merchant Svcs(BankAmerica)	Bank of America National Trust	339.4	32.8%	50.5%	46.0%	57.4%	44.7%	32.3%
10/19/1998	BRC Holdings Inc	Affiliated Computer Services	131.9	49.0%	16.9%	19.7%	18.6%	13.5%	0.0%
09/23/1998	J&L Specialty Steel Inc	Usinor SA	115.0	46.5%	100.2%	105.8%	72.0%	26.9%	14.5%
09/08/1998	PEC Israel Economic Corp	IDB Development Corporation	125.0	18.7%	60.0%	57.6%	49.7%	51.1%	43.1%
04/30/1998	Mycogen Corp(Dow AgroSciences)	Dow AgriSciences(Dow Chemical)	379.3	31.7%	41.8%	41.1%	48.6%	48.7%	36.6%
01/22/1998	BT Office Products Intl Inc	Koninklijke KNP BT NV	138.1	30.0%	32.5%	54.9%	71.0%	50.5%	31.0%
		Maximum:	$2,449.3	49.0%	140.0%	136.9%	113.3%	116.0%	50.0%
		Mean:	407.2	25.1%	46.4%	47.7%	49.2%	42.2%	17.5%
		Median:	218.7	19.6%	42.6%	43.4%	48.6%	36.2%	15.8%
		Minimum:	110.4	10.8%	9.9%	13.2%	13.1%	13.5%	0.0%

Sources: Deal data from Thomson Financial Securities Data with supplemental information from press releases; stock prices are from Factset.

1. *Completed deals only; excludes Investor Group, LBOs, and MBOs.*
2. *Premiums are based on local currency prices of the target.*
3. *% increase between initial bid and final bid.*

Full Acquisitions – All Cash

Selected Full Acquisitions (Cash Deals>$100 million) [1]

Date Announced	Target Name	Acquiror Name	Transaction Size ($mil)	Premium Paid over Average Price for: 1 Day	7 Days	30 Days	90 Days
06/21/2002	Budgens PLC	Musgrave Group Ltd	249.1	8.1%	8.5%	8.7%	16.9%
06/05/2002	Snack Foods Ltd	Arnotts Ltd (Campbell Soup Co)	143.2	27.7%	29.8%	36.0%	40.9%
05/15/2002	Bergen LaPorte & Associates Inc	Cardinal Health Inc	202.8	20.0%	28.5%	31.2%	35.1%
05/13/2002	Lands' End Inc	Sears Roebuck & Co	1,933.2	21.5%	20.6%	22.3%	26.5%
03/27/2002	Crestline Capital Corp	Barcelo Hotels & Resorts	570.2	8.3%	7.4%	8.9%	9.9%
03/22/2002	SpaceLabs Medical Inc	Instrumentarium Corp	139.0	-7.8%	-7.4%	-3.4%	8.6%
03/18/2002	Ivex Packaging Corp(Acadia)	Alcoa Inc	451.2	0.0%	-2.4%	-2.7%	3.0%
03/11/2002	Canaan Energy Corp	Chesapeake Energy Corp	134.0	84.6%	84.9%	81.6%	80.4%
03/08/2002	Wackenhut Corp	Group 4 Falck A/S	542.3	-4.1%	-4.7%	6.0%	20.8%
02/20/2002	Stevenson Environmental Svcs	SCC Contracting Inc	169.9	17.6%	21.7%	22.8%	12.3%
02/20/2002	Osca Inc(Great Lakes Chem)	BJ Services Co	421.4	27.3%	44.7%	57.2%	51.3%
01/29/2002	Suburban Lodges of America Inc	InTown Suites Management	109.8	13.0%	14.6%	21.6%	27.4%
12/03/2001	Paragon Trade Brands Inc	Tyco International Ltd	662.1	30.3%	31.6%	40.4%	49.1%
11/02/2001	High Plains Corp	Abengoa SA	114.3	31.2%	35.4%	46.4%	37.6%
10/30/2001	Odwalla Inc	Coca-Cola Co	180.7	28.9%	39.0%	91.0%	97.7%
09/27/2001	Gaylord Container Corp	Temple-Inland Inc	848.5	60.3%	51.6%	22.0%	37.6%
09/27/2001	Orion Power Holdings Inc	Reliant Resources Inc	4,705.5	30.6%	43.7%	30.8%	24.9%
08/29/2001	Renaissance Worldwide Inc	Aquent Inc	106.2	30.9%	51.5%	59.2%	82.7%
08/27/2001	PolyVision Corp	Steelcase Inc	181.4	21.6%	27.3%	32.8%	54.9%
08/22/2001	Arnold Industries Inc	Roadway Express Inc	553.7	4.8%	5.0%	10.7%	15.2%
08/13/2001	Cheap Tickets Inc	Cendant Corp	413.3	30.2%	38.3%	44.9%	28.9%
07/10/2001	Triton Energy Ltd	Amerada Hess Corp	3,229.3	50.5%	43.8%	46.1%	64.1%
07/02/2001	Earthgrains Co	Sara Lee Corp	2,905.9	54.8%	62.2%	57.5%	65.1%
06/18/2001	Purina Mills Inc	Land O' Lakes Inc	231.0	19.2%	19.3%	20.9%	60.3%
06/01/2001	Houghton Mifflin Co	Vivendi Universal SA	2,272.2	10.0%	8.9%	12.7%	27.8%
05/30/2001	Bacou USA Inc	Bacou SA	160.3	21.8%	19.9%	14.6%	12.7%
04/27/2001	WorldPages.com Inc	TransWestern Publishing Co LLC	142.4	36.4%	31.8%	37.9%	-9.1%
04/10/2001	Ravenswood Winery Inc	Constellation Brands Inc	157.1	72.5%	72.8%	84.4%	105.2%
03/30/2001	Hallwood Energy Corp	Pure Resources II	268.0	38.4%	34.0%	27.6%	30.3%
03/20/2001	Huntway Refining Co	Valero Energy Corp	111.6	12.4%	15.9%	29.0%	59.9%
03/16/2001	Midcoast Energy Resources Inc	Enbridge Inc	586.4	7.1%	6.0%	11.3%	21.1%
02/23/2001	Clintrials Research Inc	Inveresk Research Intl	112.3	14.3%	7.6%	-1.4%	4.1%
02/22/2001	Sunglass Hut International Inc	Luxottica Group SpA	715.0	38.3%	37.4%	43.2%	69.1%
02/05/2001	UTI Energy Corp	Patterson Energy Inc	1,408.5	8.8%	8.9%	16.3%	33.4%
01/30/2001	Wisconsin Central Transport	Canadian National Railway Co	1,199.2	14.8%	16.0%	9.2%	16.2%
01/25/2001	Sodexho Marriott Services Inc	Sodexho Alliance SA	1,144.5	28.6%	26.3%	41.7%	52.1%
01/18/2001	Texoil Inc	Ocean Energy Inc	125.4	9.1%	8.6%	12.4%	17.1%
01/18/2001	Casino Data Systems Inc	Aristocrat Leisure Ltd	177.6	7.2%	17.9%	34.4%	50.6%
01/15/2001	Rollins Truck Leasing Corp	Penske Truck Leasing Co LP	764.5	54.1%	51.8%	68.0%	93.8%
01/15/2001	Ralston Purina Co	Nestle SA	10,479.4	36.0%	37.1%	34.2%	31.2%
12/22/2000	Pennaco Energy Inc	Marathon Oil Co	488.1	29.9%	28.9%	40.8%	36.5%
12/18/2000	Donna Karan International	LVMH Moet-Hennessy L Vuitton	247.2	120.5%	124.5%	114.9%	95.3%
12/14/2000	Lindberg Corp	Bodycote International PLC	162.4	102.9%	101.7%	126.0%	142.4%
12/11/2000	Detection Systems Inc	Robert Bosch GmbH	117.5	38.5%	41.7%	51.7%	69.5%
12/07/2000	Musicland Stores Corp	Best Buy Co Inc	418.7	22.4%	60.6%	61.6%	71.5%
12/04/2000	Agribrands International Inc	Cargill Inc	575.8	24.4%	24.1%	23.5%	26.8%
11/28/2000	Lanier Worldwide Inc	Ricoh Corp(Ricoh Co Ltd)	255.9	540.0%	519.4%	411.7%	267.4%
11/14/2000	MicroTouch Systems Inc	Minnesota Mining & Manufcturing	147.7	41.2%	42.9%	97.1%	150.5%
11/13/2000	Willamette Industries Inc	Weyerhaeuser Co	7,857.3	58.7%	55.6%	71.0%	83.1%
10/27/2000	Azurix Corp(Enron Corp)	Enron Corp	330.1	135.2%	136.9%	113.3%	70.2%
10/26/2000	Keebler Foods Co	Kellogg Co	4,652.2	6.7%	6.0%	4.4%	-2.0%
10/16/2000	Specialty Equipment Companies	United Technologies Corp	724.4	26.1%	26.7%	22.4%	16.0%
10/12/2000	Engle Homes Inc	Technical Olympic USA Inc	464.2	21.3%	21.8%	24.8%	43.9%
10/06/2000	Taco Cabana Inc	Carrols Corp	151.4	117.5%	110.2%	102.8%	87.2%
09/29/2000	Southdown Inc	Cemex	2,846.2	30.4%	35.0%	25.5%	20.5%
09/28/2000	WLR Foods Inc	Pilgrim's Pride Corp	279.9	107.3%	126.4%	162.5%	191.3%
09/27/2000	Acuson Corp	Siemens Medical	668.1	46.6%	55.0%	56.8%	64.8%
09/25/2000	Bush Boake Allen(Union Camp)	International Flavors	964.2	11.3%	11.0%	9.6%	11.7%
09/21/2000	Hertz Corp(Ford Motor Co)	Ford Motor Co	734.0	46.4%	44.0%	28.5%	18.6%
09/11/2000	Mikasa Inc	JG Durand Industries SA	288.9	69.2%	69.4%	70.8%	69.8%

	Transaction Size ($mil)	1 Day	7 Days	30 Days	90 Days
Maximum:	$10,479.4	540.0%	519.4%	411.7%	267.4%
Mean:	1,023.4	44.1%	45.6%	48.1%	51.7%
Median:	416.0	28.8%	31.7%	33.5%	37.6%
Minimum:	106.2	-7.8%	-7.4%	-3.4%	-9.1%

Sources: Deal data from Thomson Financial Securities Data with supplemental information from press releases; stock prices are from Factset.

1. *Completed U.S. deals only; excludes Investor Group, LBOs, and MBOs.*